Exhibit No 10.13

THIRD AMENDMENT TO EXCHANGE AGREEMENT

THIS THIRD AMENDMENT (“ Amendment ” ) to the Exchange Agreement dated June 7, 2022. between SAFE PRO GROUP INC. f/k/a Cybernate Corp., a Delaware corporation (the “ Parent” ), SAFE-PRO USA, LLC, a limited liability organized under the laws of Florida (the “ Company” ) and the Members of the Company (each a “Member” and collectively “ Members “ ) is made as of this 15th day of August 2023.

WITTNESTH:

WHEREAS , The Parent, the Company and the Members entered into that certain Exchange Agreement dated June 7, 2022 (“ Exchange Agreement” );

WH ER EAS, the Parent, the Company , and the Members entered into that certain First Amendment to Exchange Agreement on October 27, 2022 , extending certain dates in Section 7.07(ii) thereof; and

WHEREAS, the Parent, the Company , and the Members entered into that certain Second Amendment to Exchange Agreement on May 12, 2022, extending certain dates in Section 7.07( ii) thereof; and

WHEREAS, the Parent, the Company , and the Members desire to amend the Exchange Agreement as provided herein .

NOW, THEREFORE , in consideration of the mutual covenant and conditions contained he re in , the Parties agree as follows:

I .	This Second Amendment to Exchange Agreement replaces and supersedes the First Amendment to Exchange Agreement.

2.	From and after the date hereof, the following prov is io ns are amended as below:

a.	Section 7.07 shall be deleted in its entirety.

b.	Section 7.08 shall be deleted in its entirety.

c.	Under the heading “BACKGROUND’’ the initial price of the Series A Preferred Stock shall be amended to replace “$10.00” with ‘‘ $2.00 (Two Dollars)”

3.	The Members hereby consent to the amendment of the Designation of the Series A Preferred Stock such that the initial price thereof shall be $2.00 (Two Dollars) and that the Parent shall file such amendment upon the full execution thereof.

4.	Pravin Borkar acknowledges and confirms that the amount owed to him as set forth in Section 3.12 is $ 1,064,486.44 as of July 3 1 , 2023, with such amount to be paid from the contract with Bangladesh Ministry of Defense (the reference to the United Nations in the Agreement being a mutual error of the Parties). The amount receivable from the contract is $956,213.61 as of August 15, 2023.

5.	Other Terms Unchanged. The Exchange Agreement, as amended by this Amendment, remains, and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed.

6.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The Parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO THIRD AMENDMENT TO EXCHANGE AGREEMENTI

IN W ITNESS WHEREOF , the parties have caused this Agreement to be executed by their authorized signatories all as of the day and year first above written.

SAFE PRO GROUP INC.

f/k/a Cybernate Corp.

By:	/s/ Daniyel Erdberg
CEO

SAFE-PRO USA, LLC

By:	/s/ Pravin Borkar
Pravin Borkar, Manager

MEMBERS

By:	/s/ Pravin Borkar
Pravin Borkar, Member